Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-123676 on Form S-8 of our report dated May 20, 2008 relating to the financial statements of the ABIOMED Retirement Savings Plan, which appears in the Annual Report on Form 11-K of ABIOMED, Inc.

/s/ Forman Conklin Doherty & Farrar P.C.

Forman Conklin Doherty & Farrar P.C.

Danvers, Massachusetts

June 29, 2009